Exhibit 10.4

As adopted by the Board of Directors

on August 6, 2020, retroactively

effective as of July 1, 2020

THIRD AMENDED AND RESTATED DIRECTOR STOCK PURCHASE PLAN

The purpose of this Third Amended and Restated Director Stock Purchase Plan (the “Plan”) is to provide an opportunity for non-employee Directors of Blonder Tongue Laboratories, Inc. (the “Company”) to purchase Common Stock of the Company, which will further align their interests with stockholders and provide additional incentives for non-employee directors to contribute to the success of the Company. This Plan is retroactively effective as of July 1, 2020 and supersedes and replaces the Second Amended and Restated Director Stock Purchase Plan adopted by the Board of Directors of the Company on November 8, 2016.

1. DEFINITIONS

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Common Stock” shall mean the common stock of the Company, par value $.001 per share, or any stock into which such common stock may be converted.

(c) “Default Initial Purchase Date” shall have the meaning ascribed thereto in Section 2(c) of the Plan.

(d) “Deferred Director Fees” shall have the meaning ascribed thereto in Section 4(c) of the Plan.

(e) “Director” shall mean any person who is a member of the Board and neither currently is, nor within the past six (6) months was, employed by the Company or any subsidiary of the Company.

(f) “Director Fee” shall mean the annual retainer paid to a Director for his or her service on the Board plus any meeting attendance fees due to such Director in connection with such Director’s participation in person or remotely at any Board or committee meetings, net of all required or authorized deductions other than amounts deducted pursuant to the Plan.

(g) “Director Fee Deferral Notice” shall mean a notice, substantially in the form attached to the Plan as Annex A, by which a Director advises the Company to defer the payment to such Director of all or a portion of the Director Fee due or to become due to such Director (specifying the dollar amount of Director Fees to be deferred (or in lieu of a specific dollar amount, the percentage of Director Fees that would be due from time to time, to be deferred).

(h) “Fair Market Value” means, with respect to a share of Common Stock as of any given date, (i) if the Common Stock is traded on the over-the-counter market, the arithmetic mean of the bid and the asked prices for the Common Stock at the close of trading on that date, or if that day is not a trading day (i.e., a weekend, holiday or no trades were made), on the trading day immediately preceding such day; (ii) if the Common Stock is listed on a national securities exchange, the arithmetic mean of the high and low selling prices of the Common Stock on that date, or if that day is not a trading day, on the trading day immediately preceding such day; and (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

(i) “IT Policy” shall mean collectively the Company’s Statement of Company Policy on Insider Trading and the Policy Regarding Special Trading Procedures, as they may be amended or modified from time to time.

(j) “Notice of Election” shall have the meaning ascribed thereto in Section 2 of the Plan.

(k) “Participant” shall mean a participant in the Plan as described in Section 2 of the Plan.

(l) “Periodic Purchases” shall have the meaning ascribed thereto in Section 2(a) of the Plan.

(m) “Purchase Date” shall mean a date on which a Director Fee is paid by the Company to Directors.

(n) “Trading Window” shall mean and refer to a “trading window” as defined in the IT Policy.

(o) “Single Purchase” shall have the meaning ascribed thereto in Section 2(b) of the Plan.

(p) “1933 Act” shall have the meaning ascribed thereto in Section 5(a) of the Plan.

(q) “1934 Act” shall have the meaning ascribed thereto in Section 5(a) of the Plan.

As adopted by the Board of Directors

on August 6, 2020, retroactively

effective as of July 1, 2020

2. ELIGIBILITY AND ELECTIONS

Any Director shall be eligible to participate in the Plan only during such Director’s tenure as such. A Director who is eligible to participate in the Plan in accordance with this Section 2 may become a “Participant” by filing a completed Notice of Election to Participate (“Notice of Election”) on a form substantially similar to the form attached hereto as Annex B, or as otherwise hereafter prescribed by the Company, which Director’s Notice of Election is subject to approval by the Company’s Compliance Officer (under and as defined in the IT Policy; the “Compliance Officer”). If a Participant is terminated as a Director (due to death, resignation, not being re-elected or otherwise), he or she will no longer be entitled to participate in the Plan. In addition, with regard to any standing Notice of Election or Director Fee Deferral Notice in effect as of the date of termination as a Director, such Notice of Election shall be terminated and such Director Fee Deferral Notice shall be deemed revoked, effective immediately on the date of termination as a Director and he or she will not be entitled to purchase shares of Common Stock under the Plan on the next Purchase Date, but instead shall receive in cash the Director Fee (including Deferred Director Fees, if any) to which he or she is due.

Pursuant to the following terms in this Section 2, a Director may elect to make Periodic Purchases or a Single Purchase:

(a) Periodic Purchases - A Director may elect to receive shares of Common Stock in lieu of his or her Director Fees for any specified time period (but not less than 2 Purchase Dates and not more than 8 Purchase Dates) (“Periodic Purchases”) by delivering a Notice of Election to the Company with all necessary information completed (including the dollar amount of Director Fees to be withheld (or in lieu of a specific dollar amount, the percentage of the Director Fees paid, to be withheld) and the number of Purchase Dates), subject to the restrictions set forth herein (including without limitation, Section 2(c) and 4 below).

(b) Single Purchase – A Director may elect to receive shares of Common Stock in lieu of his or her Director Fees for only one Purchase Date (“Single Purchase”) by delivering a Notice of Election with all necessary information completed (including the dollar amount of Director Fees to be withheld), subject to the restrictions set forth herein.

(c) Timing Restrictions –The Purchase Date (both in the case of a Single Purchase and in the case of the first Purchase Date in connection with a series of Periodic Purchases), for which purchases may be made under the Plan is the first Purchase Date that is not less than 15 calendar days after the Company receives the fully completed and executed Notice of Election from the Director (as such date of receipt shall be determined by the Company in its sole discretion), provided, however that if the proposed Purchase Date is within sixty (60) calendar days after the Company receives the fully completed and executed Notice of Election from the Director and such proposed Purchase Date would not fall during a Trading Window, then the Purchase Date will be extended to the second trading day after the date of public disclosure of the fiancial results for the fiscal quarter or year end with respect to which such Trading Window was closed (“Default Initial Purchase Date”). A Director may choose the first Purchase Date to be a date later than the Default Initial Purchase Date by designating such a date in the Notice of Election; however, absent such a designation, the first Purchase Date shall be the Default Initial Purchase Date. Once a Notice of Election has been received and approved by the Company, it cannot be modified by the Director in any material respect (e.g., can’t change amount (or percentage, as the case may be) to be purchased, the Purchase Date(s) or the number of purchases), other than the right to discontinue participation under Section 4(b) below.

3. PURCHASES

The number of shares of Common Stock delivered in lieu of any cash payment of Director Fees on any Purchase Date shall be determined by dividing the amount of Director Fees to be withheld on such Purchase Date (per the Notice of Election) by the Fair Market Value of the Common Stock on the relevant Purchase Date, and then rounding down to the nearest whole share. All Common Stock issued in lieu of Director Fees on any Purchase Date shall be issued in the name of the Director effective as of the Purchase Date in the form of uncertificated shares registered on the books of the Company (or held as book entry shares under a program administered by the Company’s transfer agent). Any cash amounts remaining due to rounding down of shares shall be recorded in a separate bookkeeping account for each Director, which shall be applied on the next Purchase Date if sufficient in amount (along with all previous accrued bookkeeping amounts in such account) to acquire a whole share of Common Stock on a Purchase Date; provided that the Director may request payment in cash of the accrued amount in his bookkeeping account at any time. All payment deductions so held in a bookkeeping account by the Company may be commingled with other corporate funds, and no interest shall be paid or credited to the Participant with respect to such payment deductions (except where required by local law as determined by the Board).

4. LIMITATIONS

(a) The maximum amount of Director Fees that may be withheld on any Purchase Date by an individual Director is 100% of the Director Fee to be paid to such Director on such Purchase Date. The maximum number of shares that can be purchased by all Participants, in the aggregate, pursuant to the Plan is 1,000,000 shares of Common Stock, as such amount may be proportionally adjusted by the Board from time to time if there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination, recapitalization or similar proportionate adjustment of shares of Common Stock. If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then remaining available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares as shall be reasonably practicable as the Board, in its absolute discretion, shall determine. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased to each Participant affected.

As adopted by the Board of Directors

on August 6, 2020, retroactively

effective as of July 1, 2020

(b) A Director may discontinue participation in the Plan under exceptional circumstances with the approval of the Compliance Officer of the IT Policy, which request for discontinuation shall be made by written notice to the Company on a form prescribed by the Company. If participation is discontinued, the Director will then only receive cash for all future Director Fees, unless a new Notice of Election is completed in the future; provided however, that any Director who discontinues participation under this Section 4(b) must wait at least 30 days after the effective date of such notice to discontinue before the Director can submit to the Company a new Notice of Election. A Director is prohibited from submitting multiple, overlapping Notices of Election, such as submitting a Notice of Election for a Single Purchase while a Notice of Election is still operative (i.e., Purchase Dates remain) for a Periodic Purchase plan covering the same Purchase Date. Without limiting the foregoing, a Director may submit a new Notice of Election while a Notice of Election is still operative as long as the first Purchase Date under the new Notice of Election is subsequent to the last Purchase Date under the existing Notice of Election.

(c) From time to time during a calendar year, a Director may file a Director Fee Deferral Notice with the Company, which Director Fee Deferral Notice shall be revocable by such Director upon five business days’ notice to the Company. Such Director Fees so deferred and not paid (“Deferred Director Fees”) will not bear interest and will not be segregated from the general assets of the Company. For Federal and other applicable income tax purposes, Deferred Director Fees which, but for the submission of a Director Fee Deferral Notice would have been paid by the Company to a Director during a calendar year, will be deemed to have been paid as of December 31, of each such calendar year if the applicable Director Fee Deferral Notice has not earlier been revoked; however such Deferred Director Fees may continue to be deferred into the following calendar year notwithstanding the foregoing; provided, further that such amount of Deferred Director Fees carried over to the following year must under all circumstances be either used to purchase Common Stock or otherwise distributed to the Director on or before the last day of the first calendar quarter of such following calendar year . Subject to the foregoing, until a Director Fee Deferral Notice is revoked, Deferred Director Fees shall be available for use by a Participant in connection with Periodic Purchases and Single Purchases. Upon revocation of a Director Fee Deferral Notice by a Director in the manner prescribed above, the Company will, within ten business days thereafter, pay to such Director his Deferred Director Fees.

5. REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH LAW

(a) In connection with entering into a Notice of Election, the Director shall make certain representations, warranties and covenants to the Company as are set forth in Exhibit A to the Notice of Election, which, among other things, relate to the Common Stock not being registered under the Securities Act of 1933, as amended (“1933 Act”), the need to report purchases under Section 16 of the Securities Exchange Act of 1934, as amended (“1934 Act”) and compliance with Rule 10b5-1(c) under the 1934 Act.

(b) The Plan and all shares of Common Stock granted pursuant to the Plan are subject to the Company’s IT Policy, provided that the Notice of Election shall be deemed to be a “Trading Plan” as defined under the IT Policy and the Director is permitted to execute a Notice of Election before receiving approval of the Compliance Officer. If there is ever a conflict between the Plan and the IT Policy, the IT Policy shall govern. Notwithstanding anything to the contrary in this Section 5(b), a Director shall only submit a Notice of Election when (i) there is a Trading Window, and (ii) the Director is not in possession of material non-public information about the Company or otherwise restricted from making purchases under the IT Policy (e.g., trading suspension due to material developments not yet disclosed to the public). A Notice of Election received in violation of the prior sentence shall not be effective.

6. ADMINISTRATION

The Plan shall be administered by the Board and its designees. The Board shall have the power to (a) establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan, and (b) interpret the terms of, and rule on any matter arising under, the Plan or any purchases under the Plan.

7. APPROVAL AND TERMINATION

The Plan was adopted by the Board of Directors of the Company on August 6, 2020 and made effective retroactively as of July 1, 2020. The Board may revoke the right to receive shares of Common Stock pursuant to any election under the Plan, and the Board may terminate the Plan in its entirety, at any time, in their sole and absolute discretion. In any such case, all earned but previously unpaid Director Fees (including any Deferred Director Fees) will be paid in cash to the Director on the appropriate Purchase Dates regardless of any prior election by the Director to receive such Director Fees in the form of shares of Common Stock, provided the Director is then entitled to receive the payment of Director Fees.

As adopted by the Board of Directors

on August 6, 2020, retroactively

effective as of July 1, 2020

Annex A

BLONDER TONGUE LABORATORIES, INC.

THIRD AMENDED AND RESTATED DIRECTOR STOCK PURCHASE PLAN (“PLAN”)

DIRECTOR FEE DEFERRAL NOTICE

Capitalized terms used in this Notice and not otherwise defined have the meanings ascribed thereto in the Plan.

Effective as of the date of this Notice and continuing hereafter unless and until this Director Fee Deferral Notice is revoked by the undersigned in writing, the undersigned Director of the Company hereby advises the Company, subject to the term and limitations set forth in the Plan, to defer the payment of (check only one box below):

☐ all Director Fees otherwise due to the undersigned Director from and after the date hereof

☐ $_________ of Director Fees otherwise due to the undersigned Director from and after the date hereof

☐ _____% of all Director Fees otherwise due to the undersigned Director from and after the date hereof

This Director Fee Deferral Notice is revocable by the undersigned upon five business days written notice of revocation addressed to the Chief Financial Officer of the Company.

The undersigned acknowledges and agrees that Deferred Director Fees will not be set aside, held in escrow or otherwise preserved specifically for the benefit of the undersigned, but rather will be commingled with and comprise part of the Company’s ordinary working capital unless and until paid to the undersigned following submission of written notice of revocation hereof to the Chief Financial Officer of the Company.

By executing this Director Fee Deferral Notice, I hereby agree to be bound by the terms of the Plan and this Director Fee Deferral Notice.

PARTICIPANT:	APPROVAL BY THE COMPANY:

Signature:	By:

Name:

Date:	Title:

Date:

Please complete, sign and return this Director Fee Deferral Notice: Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857 Attention: Chief Financial Officer

As adopted by the Board of Directors

on August 6, 2020, retroactively

effective as of July 1, 2020

Annex B

BLONDER TONGUE LABORATORIES, INC.

THIRD AMENDED AND RESTATED DIRECTOR STOCK PURCHASE PLAN (“PLAN”)

NOTICE OF ELECTION TO PARTICIPATE

Capitalized terms used in this Notice and not otherwise defined have the meanings ascribed thereto in the Plan.

Check One and Provide Information on Purchase(s):

☐	Enrollment for Single Purchase of $_________, // _________ % of Director Fee due on next Purchase Date

(if relating to Deferred Director Fees or other accrued unpaid prior period Director Fee, indicate period covered; i.e. “2015 Director Fee”)

☐	Enrollment for Periodic Purchases

Amount of Payment Deduction on each Purchase Date: $___________OR

____% of Director Fee due on each Purchase Date to be deducted for Periodic Purchases

Number of Purchase Dates: ____________

Enrollment and Payroll Deduction Authorization

1.	Print name of Participant ________________________________________________________________

2.	First Purchase Date:* ______________________________________________________________

*The first Purchase Date must be not less than 15 calendar days after the Company receives this Notice of Election and otherwise meet the additional restrictions and limitations set forth in section 2(c) of the Plan. If no date is chosen in this item 2 or if the date chosen is too soon, then the “Default Initial Purchase Date” will be applied per Section 2(c) of the Plan.

3.	I elect to participate in the Blonder Tongue Laboratories, Inc. (the “Company”) Third Amended and Restated Director Stock Purchase Plan (the “Plan”) and to purchase shares of the Company’s Common Stock (the “Shares”) in accordance with this Notice of Election to Participate (“Notice of Election”).

4.	I authorize payment deductions from my Deferred Director Fees (if applicable) and/or each of the quarterly payments of my Director Fee of the amount set forth above for each Purchase Date, which shall be deducted on the number of Purchase Dates set forth above. The purchase(s) will commence on the first Purchase Date pursuant to item 2 above. See Section 2(a) of the Plan for restrictions on the number of Purchase Dates (i.e., maximum of 8 Purchase Dates) and Section 4(a) of the Plan for restriction on the amount of Director Fee to be withheld (i.e., maximum of 100% of Director Fee for any Payment Date).

5.	I understand that my payment deductions will be used for the purchase of Shares under the Plan at the applicable purchase price determined in accordance with the Plan (see Section 3 of the Plan). I further understand that except as otherwise set forth in the Plan or this Notice of Election, Shares will be purchased for me automatically on each Purchase Date per my instructions above, unless I discontinue participation in the Plan or otherwise become ineligible to participate in the Plan.

6.	I acknowledge that I have reviewed and understand the terms and conditions (including all representations, warranties, covenants and agreements) set forth in the attached Exhibit A. I have also reviewed and understand the terms and conditions of the Plan, a complete copy of which has been provided to me and is on file with the Company.

7.	By executing this Notice of Election, I hereby agree to be bound by the terms of the Plan and this Notice of Election, including the attached Terms and Conditions in Exhibit A.

PARTICIPANT:	APPROVAL BY THE COMPANY:

Signature:	By:

Social Security No.	Name:

Date:	Title:

Date:

Please complete, sign and return this Notice of Election to: Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, NJ 08857 Attention: Chief Financial Officer

As adopted by the Board of Directors on August 6, 2020,

retroactively effective as of July 1, 2020

EXHIBIT A

Terms and Conditions of Purchases

As a condition to all purchases of Common Stock under the Plan and participation in the Plan, the Director (“Director”) who signed this Notice of Election to Participate (“Notice of Election”) agrees to the terms and conditions (including without limitation, the representations, warranties, covenants and agreements) set forth in this Exhibit A to the Notice of Election. Defined terms used in this Exhibit A shall have the meaning ascribed to such terms in the Plan, unless otherwise explicitly defined herein. Any reference to the Notice of Election herein shall include the Terms and Conditions set forth in this Exhibit A.

Full Payment; Release. Director agrees to accept shares of Common Stock under the Plan (“Shares”) in full payment and satisfaction of unpaid Director Fee pursuant to the terms of the Plan. Director agrees that the Shares constitute payment in full of the unpaid Director Fee, and hereby releases the Company, and its officers, directors and agents from any liability or obligation related to the unpaid Director Fee.

Representations and Warranties. Director makes the following representations and warranties to the Company:

It is the intent of Director and the Company that purchases under the Plan pursuant to this Notice of Election shall comply with the requirements of Rule 10b5-1(c) under the 1934 Act and this Notice of Election shall be interpreted to comply with the requirements of Rule 10b5-1(c). Director hereby authorizes the Company and the Committee to administer the Notice of Election in accordance with the Plan and the terms and conditions of this Notice of Election.

In entering into and executing this Notice of Election, Director is not in possession of any material nonpublic information regarding the Company, and is entering into this Notice of Election in good faith and not as part of a scheme to evade the prohibitions of Rule 10b5-1. Director’s participation in the Plan pursuant to this Notice of Election does not violate any of the Company’s corporate policies regarding insider trading (also see Section 5(b) of the Plan). Likewise, Director acknowledges and agrees that this Notice of Election is subject to approval by the Company’s Compliance Officer (as defined in the IT Policy), which approval shall be evidenced by signature on the Notice of Election by the Compliance Officer.

Except for discontinuing participation in the Plan, Director understands that, he will not have, nor will he attempt to exercise, any authority, influence, or control over how, when, or whether to effect any purchases made pursuant to this Notice of Election.

Director had the opportunity to review this Notice of Election and his participation in the Plan with his own counsel. Director acknowledges that receipt of the Shares in lieu of the Director Fee is a taxable event. Director has consulted or will consult with his personal tax adviser concerning the tax consequences of participation in the Plan pursuant to this Notice of Election, and has not relied on tax advice from the Company or any of its representatives.

Director shall be responsible for complying with Sections 13(d) and 16 of the 1934 Act and all other provisions, rules, and regulations under the 1934 Act, including making appropriate disclosures under Schedule 13D or Schedule 13G and filing Form 4’s or Form 5’s and avoiding short swing transactions. In particular, Director will not sell any Common Stock or enter into any derivative arrangements that would cause purchases under this Notice of Election to violate Section 16(b) of the 1934 Act.

Director is acquiring the Shares for Director’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the 1933 Act. Director has no present intention of selling or otherwise disposing of all or any portion of the Shares to be acquired under the Plan. Director has access to all of the Company’s reports and other filings made with the U.S. Securities and Exchange Commission (“SEC”), including without limitation, the most recent Form 10-Q, Form 10-K and Proxy Statement. In addition, as a director of the Company, Director has access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition, and Director had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

Director is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the limited liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Director may not be able to sell or dispose of the Shares pursuant to restrictions under federal securities laws); and (iv) the qualifications and backgrounds of principals of the Company. Director is capable of evaluating the merits and risks of this investment, has the ability to protect Director’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

Compliance with Federal Securities Laws. Director understands and acknowledges that, in reliance upon the representations and warranties made by Director herein, the Shares have not been registered with the SEC under the 1933 Act, but have been issued under an exemption or exemptions from the registration requirements of the 1933 Act which impose certain restrictions on Director’s ability to transfer the Shares. Director understands that Director may not transfer any Shares unless the Shares are registered under the 1933 Act or sold in accordance with Rule 144 promulgated under the 1933 Act or another exemption available under the 1933 Act. Under Rule 144, Director may resell the Shares of Common Stock acquired under the Plan after meeting certain holding period, volume and manner of sale requirements contained in Rule 144, along with filing a Form 144 with the SEC. Director should consult with legal counsel to ensure compliance with all of the conditions for a private transaction or a sale pursuant to Rule 144. Director further understands and agrees that the Company’s transfer agent will designate the Shares as “restricted stock” with applicable transfer restrictions and/or may cause restrictive legends to be placed upon any certificate(s) evidencing ownership of the Shares which reflect these restrictions on transfer.

Termination. Director’s participation in the Plan pursuant to this Notice of Election shall automatically terminate upon the earlier of (a) Director’s termination as a Director (due to death, resignation, not being re-elected or otherwise); (b) the expiration of this Notice of Election (i.e., all purchases have been made per the terms of this Notice of Election); (c) the Company’s receipt and approval of written notice from Director to discontinue participation in the Plan (see Section 4(b) of the Plan); or (d) the Company’s termination of this Notice of Election or the Plan (e.g., see Section 7 of the Plan). Without limiting the foregoing, the Company may, at its option, terminate this Notice of Election if any legal, contractual, regulatory, or other restriction is applicable to Director or the Company, including without limitation, any restriction related to a merger or acquisition, which would prohibit any purchase pursuant to this Plan.

Indemnity. Director agrees to indemnify and hold harmless the Company, and each employee, director, officer and agent of the Company, against any losses, claims, damages, expenses, or other liabilities (including, but not limited to, reasonable attorneys’ fees and court costs) with respect to any lawsuit, investigation, or other proceeding arising out of or based on the transactions contemplated by this Notice of Election pursuant to the Plan, including without limitation, any losses resulting from Director’s misrepresentation in his representations and warranties herein and any breach by Director of the covenants herein.

Miscellaneous This Notice of Election shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles, except to the extent that federal and state securities laws govern portions of the Plan or this Notice of Election. The headings contained herein are for reference purposes only and shall not control or affect the construction of this agreement or the interpretation hereof in any respect. Failure of the Company at any time to enforce any portion or provision of this Notice of Election or the terms of the Plan shall not be construed as a waiver of such portion or provision thereof and shall not affect the rights of the Company to enforce each and every portion and provision in accordance with its terms. This Agreement shall be binding upon and shall inure to the benefit of any and all successors, permitted assigns, heirs, executors and personal representatives of the parties hereto. Participation in the Plan and the right to purchase Shares pursuant to this Notice of Election shall not be assigned by Director and any attempted assignment shall be void. To the extent of any conflict between the terms contained in this Notice of Election and the terms of the Plan, the terms of the Plan shall control.